Exhibit 10.12
LOAN AND SECURITY AGREEMENT
     This Loan and Security Agreement No. 352040201 (this “Agreement”) is entered into as of March 3, 2003, by and between Lighthouse Capital Partners IV, L.P. (“Lender”) and Aruba Wireless Networks, Inc., a Delaware corporation (“Borrower”).
Recitals
     Borrower wishes to borrow money from time to time from Lender and Lender desires to lend money to Borrower. This Agreement sets forth the terms on which Lender will lend to Borrower and Borrower will repay the loan to Lender.
Agreement
     The parties agree as follows:
     1. Definitions and Construction
          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:
               “Affiliate” means any Person that owns or controls directly or indirectly five percent (5%) or more of the stock of another entity, any Person that controls or is controlled by or is under common control with such Persons or any Affiliate of such Persons or each of such Person’s officers, directors, joint venturers or partners.
               “Basic Rate” means a per annum rate of interest (based on a year of 360 days and actual days elapsed) equal to 7.5%. If the Prime Rate as quoted in the western edition of The Wall Street Journal (the “Prime Rate”) on the date ten (10) days prior to each Loan Commencement Date is greater than 4.25%, the Loan Factor will be adjusted upward to maintain an interest rate equal to the Prime Rate plus 3.25%. Once the Repayment Period begins for any Loan, there will be no further adjustments to the Loan Factor for such Loan.
               “Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.
               “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.
               “Code” means the Uniform Commercial Code as adopted and in effect in the State of California, as amended from time to time.
               “Collateral” means the Property described on Exhibit A attached hereto.
               “Commitment” means $1,750,000.00
               “Commitment Fee” means $5,000.00.
               “Commitment Termination Date” means December 31, 2003.
               “Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.
               “Default” means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.
               “Default Rate” means the per annum rate of interest equal to fifteen percent (15%), but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans.
               “Event of Default” has the meaning given to such term in Section 8.
               “Event of Loss” has the meaning given to that term in Section 6.10.
               “Final Payment” means, with respect to each Loan, a payment (in addition to and not in substitution for the regular monthly payments of principal and accrued interest) due on the Maturity Date, equal to the Loan Amount for such Loan at such time multiplied by the Final Payment Percentage.
               “Final Payment Percentage” means 12.5%.
               “Funding Date” means any date on which a Loan is made to or on account of Borrower under this Agreement.
               “Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.
               “Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of Property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.
               “Landlord Consent” means a consent in the form of Exhibit C or such other form as Lender may agree to accept.
               “Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation and negotiation, administration, and enforcement of the Loan Documents; and Lender’s reasonable attorneys’ fees and expenses incurred in amending, modifying, enforcing or defending the Loan Documents, including in the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought; provided, however, that Lender’s Expenses shall not exceed $5,000 for the preparation and negotiation of the initial set of Loan Documents..
               “Lien” means any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, encumbrance or other lien in favor of any Person,
               “Loan” means each advance of credit by Lender to Borrower under this Agreement.
               “Loan Agreement Supplement” means a supplement to this Agreement in substantially the form of Exhibit D.

               “Loan Amount” means, with respect to each Loan, as of any date, the original principal amount of such Loan less the aggregate of all Prepayment Amounts relating to prepayments of such Loan paid prior to such date.
               “Loan Commencement Date” means, with respect to each Loan, the first Business Day of the calendar month following the Funding Date of such Loan.
               “Loan Documents” means, collectively, this Agreement, the Warrant, the Landlord Consent(s) and all other documents, instruments and agreements entered into between Borrower and Lender in connection with this Agreement, all as amended or extended from time to time.
               “Loan Factor” means, collectively, with respect to each Loan the amount set forth as a percentage in the Summary of Loan Agreement Supplement with respect to such Loan, calculated using the Basic Rate applicable to such Loan. Initially for months 1 through 3 of the Repayment Period, the Loan Factor shall be 0.6250% (the “Initial Loan Factor”) (subject to adjustment to the Basic Rate as set forth above); for months 4 through 39, the Loan Factor shall be 3.0913% (the “Term Loan Factor”) (subject to adjustment to the Basic Rate as set forth above).
               “Maturity Date” means, with respect to each Loan, the last day of the Repayment Period for such Loan, or the date of prepayment under Section 2.5.
               “Minimum Funding Amount” means $10,000.00
               “Obligations” means all debt, principal, interest, fees, charges, expenses and attorneys’ fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents, or by any other agreement between Lender and Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the principal, interest and Final Payment due with respect to the Loans, and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender’s Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.
               “Payment Date” has the meaning given to that term in Section 2.4(a).
               “Permitted Liens” means the following:
                    (a) The Lien created by this Agreement;
                    (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no superior priority over Lender’s Lien in the Collateral; and
                    (c) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower.
                    (d) Liens arising from final judgments, decrees or attachments for which the permissible time frame for filing appeals has expired; provided such Liens do not exceed $50,000 in the aggregate at any time outstanding; and
                    (e) Liens to secure the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable or liens which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by generally accepted accounting principles.

               “Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.
               “Prepayment Amount” means in the case of a mandatory prepayment pursuant to Sections 2.5(a) and 6.10, the original Stated Cost of the item of Collateral with respect to which such prepayment relates.
               “Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.
               “Repayment Period” means the period beginning on the first Payment Date and continuing for 39 calendar months.
               “Responsible Officer” means each of the President and the Chief Financial Officer of Borrower.
               “Scheduled Payments” has the meaning given to such term in Section 2.4(a).
               “Stated Cost” means with respect to an item of Collateral, the original cost to Borrower of the item of Collateral net of any and all freight, installation, tax and other soft costs.
               “Stipulated Loan Value” means, with respect to each Loan, the percentages set forth in Annex B to the Loan Agreement Supplement for such Loan.
               “Subsidiary” means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.
               “Summary of Loan Agreement Supplement” means, with respect to each Loan, the “Summary of Loan Agreement Supplement” attached as Annex C to the Loan Agreement Supplement prepared by Lender in connection with such Loan.
               “Term” means the period from and after the date hereof until termination of the Commitment and the payment in full of all Obligations, including amounts and liabilities payable under this Agreement and the other Loan Documents, including principal and interest on the Loans and the Final Payment with respect to each Loan.
               “Warrant” means the warrant in favor of Lender to purchase securities of Borrower substantially in the form of Exhibit B.
     1.2 Other Interpretive Provisions. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words or similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time.
     2. Loan and Terms of Payment
          2.1 Commitment. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower the Loans; provided that the aggregate principal amount of the Loans shall not exceed the Commitment at such time; provided further, that the aggregate principal amount of any Loan shall not exceed the Stated Cost of the equipment or soft costs, including prototypes, financed with such Loan; provided further that such financed equipment is delivered to Borrower within ninety (90) days of the Funding Date for such equipment. The foregoing notwithstanding, with respect to the first Loan only, Lender agrees to finance equipment delivered to Borrower on or after April 1, 2002 at an amount equal to the Stated Cost of such equipment, provided such funding occurs within thirty (30) days of the date of this Agreement. If prepaid, the principal of the Loans may not be re-borrowed. The aggregate principal amount of any Loans relating to the financing of Soft Costs shall not exceed in the aggregate fifty percent (50%) of the Commitment.
          2.2 Use of Proceeds; The Loan.
               (a) Use of Proceeds. The proceeds of the Loan shall be used solely for the acquisition of new and used computers, peripherals, analytical and test equipment, laboratory equipment and furniture, office furniture and equipment, Soft Costs (as defined below) in an amount not to exceed fifty percent (50%) of the aggregate Commitment, and other equipment as approved by Lender. Each invoice for such equipment shall a have a minimum value of Five Hundred Dollars ($500). “Soft Costs” shall mean software, leasehold improvements, Prototypes, taxes, warranty charges, installation expense and other similar expenses and other soft costs acceptable to Lender. “Prototype” shall mean working units that could be shipped to a customer or used internally by Borrower. For a Prototype to be eligible for financing, Borrower must provide Lender with the serial number of the Prototype, the name of the company at which the Prototype will be located and its address, as well as a bill of materials or other documents reasonably acceptable to Lender indicating the cost of the Prototype. Borrower shall provide Lender with proof of vendor payment on assets representing at least 50% of the dollar value of all financed Prototypes. All Prototypes must be kept at 100% of their Stated Costs until Final Payment.
               (b) The Loans. The Loans shall be repayable in consecutive monthly installments in accordance with the terms of Section 2.4. Lender may, and is hereby authorized by Borrower to, endorse in its books and records appropriate notations regarding Lender’s interest in the Loans; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the Obligations of Borrower hereunder.
          2.3 Procedure for Making Loan.
               (a) Notice. With the exception of the first Loan hereunder which may be funded within a shorter time period with Lender’s approval, whenever Borrower desires that Lender make a Loan, Borrower shall so notify Lender in writing (or by telephone with prompt confirmation in writing) at least ten (10) Business Days in advance of the desired Funding Date, which notice shall be irrevocable. Lender’s obligation to make Loans shall be expressly subject to the satisfaction of the conditions set forth in Sections 3.1 and 3.2. Lender shall have the right, exercisable at any time, to request that Borrower furnish Lender with such additional information with respect to the Loans as Lender shall reasonably request.
               (b) Loan Interest Rate. Borrower shall pay interest on the unpaid principal amount of each Loan from the Loan Commencement Date until such Loan has been paid in full, at a per annum rate of interest equal to the Basic Rate, determined as of the date that is ten (10) business days prior to the Loan Commencement Date. The Basic Rate applicable to each Loan shall be fixed for the Repayment Period and shall not be subject to change in the absence of a manifest error. All computations of interest on each Loan shall be based on a year of 360 days for actual days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

               (c) Loan Factor and Stipulated Loan Value Calculation. On each Loan Commencement Date, Lender shall establish the Initial Loan Factor and Term Loan Factor and a schedule of Stipulated Loan Values with respect to the applicable Loan. The Loan Factor shall be calculated in a manner to fully amortize the Loan over the Repayment Period applicable to such Loan in equal periodic installments of principal and interest. The Loan Factor and schedule of Stipulated Loan Values applicable to such Loan shall be set forth in the Loan Agreement Supplement prepared by Lender with respect to such Loan and shall be conclusive in the absence of a manifest error.
               (d) Disbursement. Subject to the satisfaction of the conditions set forth in Sections 3.1 and 3.2 with respect to the initial Loan and the satisfaction of the conditions set forth in Section 3.2 with respect to each subsequent Loan, Lender shall disburse the Loans.
               (e) Termination of Commitment to Lend. Notwithstanding anything in the Loan Documents, Lender’s obligation to lend the undisbursed portion of the Commitment to Borrower hereunder shall terminate on the earlier of (i) at the Lender’s sole election, the occurrence and continuance of any Default or Event of Default hereunder, and (ii) the Commitment Termination Date. Notwithstanding the foregoing, Lender’s obligation to lend the undisbursed portion of the Commitment to Borrower shall terminate if, in Lender’s sole but good faith judgment, there has been a material adverse change in the general affairs, management, results of operations, or financial condition of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to and not disapproved by Lender, since the date of this Agreement.
          2.4 Amortization of Principal and Interest; Interim Payment; Final Payment.
               (a) Principal and Interest Payments On Payment Dates. Borrower shall make payments of principal and accrued interest in advance for each Loan (collectively, “Scheduled Payments”), commencing on the Loan Commencement Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the calendar month) with respect to such Loan and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a “Payment Date”), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Loan as of such Payment Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the last Payment Date with respect to such Loan.
               (b) Interim Payment. In addition to the Scheduled Payments, on the Loan Commencement Date for the Loan (unless the Funding Date is the first Business Day of the calendar month) Borrower shall pay to Lender an amount (the “Interim Payment”) equal to the initial Loan Amount multiplied by the product of (i) the quotient derived from dividing the Basic Rate by three hundred sixty (360), and (ii) the number of days from the Funding Date of the Loan until the first Payment Date with respect to the Loan.
               (c) Final Payment. On the Maturity Date, Borrower shall pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Loan, an amount equal to the Final Payment with respect to such Loan.
               (d) Commitment Fee. The Commitment Fee shall be applied to the expenses, advance payment, interim payments, the first month’s payment and every subsequent payment until fully applied.
               (e) Late Fee. A late charge on any Scheduled Payments or other sums due hereunder which are past due more than ten (10) days, in an amount equal to 2% of the past due amount, payable on demand.
          2.5 Prepayments.
               (a) Prepayment Upon an Event of Loss. If any Collateral is subject to an Event of Loss and Borrower is required to or elects to prepay the Loans with respect to such Collateral pursuant to Section 6.10, then the Loans shall be prepaid to the extent and in the manner provided in such section.

               (b) Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrower shall immediately pay to Lender (i) all unpaid Scheduled Payments with respect to the Loans due prior to the date of prepayment, (ii) the Stipulated Loan Value with respect to each Loan multiplied by the Loan Amount of such Loan, (iii) the Final Payment discounted from the Maturity Date thereof to the prepayment date at the Prime Rate and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan.
               (c) Voluntary Prepayment. Borrower may voluntarily prepay the Loans, provided that each of the following conditions is satisfied: Borrower pays to Lender (i) all unpaid Scheduled Payments with respect to the Loans due prior to the date of prepayment, (ii) the outstanding principal amount of such Loans and any unpaid accrued interest of such Loans, (iii) the Final Payment discounted from the Maturity Date thereof to the prepayment date at the Prime Rate and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to the Loans.
               (d) No Other Prepayment. Borrower may not prepay any Loan except upon the occurrence of an event described in Section 2.5(a), (b) and (c) above in which event the prepayment shall be made as described in such sections.
          2.6 Other Payment Terms.
               (a) Place and Manner. Borrower shall make all payments due to Lender at the address specified in Section 11, in lawful money of the United States and in same day or immediately available funds.
               (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.
               (c) Default Rate. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Loan Documents (including principal, interest, the Final Payment payable with respect to any Loan, and any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate, outstanding balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Default are cured, as applicable, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of 360 days for actual days elapsed.
          2.7 Minimum Funding Amount. Except with the prior consent of Lender, in Lender’s sole discretion, the amount of the requested Loan shall not be less than the Minimum Funding Amount.
          2.8 Crediting Payments. The receipt by Lender of any wire transfer of funds, check, or other item of payment shall be immediately applied conditionally to reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Lender or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Lender after 11:00 a.m. California time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.
          2.9 Term. This Agreement shall become effective upon acceptance by Lender and shall continue in full force and effect during the Term. Notwithstanding the foregoing, Lender shall have the right to terminate this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.
          3. Conditions of Loans

          3.1 Conditions Precedent to Initial Loan. The obligation of Lender to make the initial Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, all of the following:
               (a) This Agreement duly executed by Borrower.
               (b) The Warrant to be issued to Lender duly executed by Borrower.
(c) An officer’s certificate of Borrower with copies of the following documents attached: (i) the certificate of incorporation and by-laws of Borrower certified by Borrower as being in full force and effect on the Funding Date, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.
               (d) A good standing certificate from Borrower’s state of incorporation and the state in which Borrower’s principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.
               (e) The insurance coverage required by Section 6.9 of this Agreement.
               (f) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrant and the other Loan Documents.
               (g) Payment of any unreimbursed Lender’s Expenses.
               (h) Such other documents, and completion of such other matters, as Lender may deem necessary or appropriate.
          3.2 Conditions Precedent to all Loans. The obligation of Lender to make each Loan, including the initial Loan, is further subject to the following conditions:
               (a) No Default or Event of Default shall have occurred and be continuing.
               (b) Borrower shall have provided to Lender with respect to the Collateral, copies of vendor invoices, bills of sale, receipts, agreements, proof of payment, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, the payment in full of the purchase price of, and the fair market value of, such Collateral, each in form and substance reasonably satisfactory to Lender.
               (c) Borrower and Lender shall have executed a Loan Agreement Supplement with respect to the proposed Loan.
               (d) Borrower shall use its best efforts to obtain a Landlord Consent from the owner of any building in which Collateral is to be located.
               (e) Lender shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to Section 4.
               (f) Borrower shall have delivered to Lender a subordination agreement, release, or estoppel letter, as appropriate, from any Person having an existing Lien superior to the Lien of Lender on any item of Collateral.
               (g) Such other documents, and completion of such other matters, as Lender may deem necessary or appropriate.

          3.3 Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to the Loan, if such Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item.
     4. Creation of Security Interest
          4.1 Grant of Security Interest. Borrower grants to Lender a valid, first priority, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents.
          4.2 Duration of Security Interest. Lender’s security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate; provided, however, if any item of Collateral is subject to an Event of Loss, then following the prepayment of the Loan with respect to such item pursuant to Section 2.5, Lender shall release its security interest in such item of Collateral. Lender shall, at Borrower’s sole cost and expense, execute such further documents and take such further actions as may be necessary to effect the release contemplated by this Section 4.2, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.
          4.3 Possession of Collateral. So long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of their security interest therein) and shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.
          4.4 Markings on the Collateral. At Lender’s request at any time during the Term of the Loan (including any extension thereof), Borrower shall place in a conspicuous location on each item of Collateral a plaque or other marking to be supplied by Lender which reads substantially as follows:
          Lighthouse Capital Partners IV, L.P. has a first priority security interest in this item of equipment.
Such plaque or other marking shall not be removed (or if removed or damaged such plaque or other marking shall be replaced) until the security interest in favor of Lender in such item of Collateral is terminated pursuant to this Agreement.
          4.5 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Lender, all financing statements and other documents such Lender may reasonably request, in form satisfactory to Lender, to perfect and continue Lender’s perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.
          4.6 Right to Inspect. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours, to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral; provided, that such inspections shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.

     5. Representations and Warranties
          Borrower represents, warrants and covenants as follows:
          5.1 Due Organization and Qualification. Borrower is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of Property requires that it be so qualified or in which the Collateral is located, except for such states as to which any failure so to qualify would not have a material adverse effect on Borrower.
          5.2 Authority. Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower has all requisite power and authority to own and operate its properties and to carry on its businesses as now conducted.
          5.3 Subsidiaries. Borrower has no Subsidiaries, except those listed in Schedule 2 hereto.
          5.4 Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation and the by-laws, or other organizational documents of Borrower or in any material respect with any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.
          5.5 Authorization; Enforceability. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurring of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.
          5.6 No Prior Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except for the first priority lien held by the Lender and except for other Permitted Liens. Borrower has not acquired any part of the Collateral from an assignor outside the ordinary course of such assignor’s business.
          5.7 Name; Location of Chief Executive Office, Principal Place of Business and Collateral. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located at the address set forth in Section 11. The Collateral is presently located at the addresses set forth set forth in Section 11 or as listed on each Loan Agreement Supplement and such other locations of which Borrower has given Lender prior written notice in accordance with Section 7.1.
          5.8 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on Borrower or the aggregate value of the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings. Borrower will promptly notify Lender in writing if any action, proceeding or governmental investigation involving Borrower is commenced that may result in damages or costs to Borrower of Fifty Thousand Dollars ($50,000) or more.

          5.9 Financial Statements. All financial statements relating to Borrower or any Affiliate that have been or may hereafter be delivered by Borrower to Lender present fairly in all material respects Borrower’s financial condition as of the date thereof and Borrower’s results of operations for the period then ended.
          5.10 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they mature.
          5.11 Taxes. Borrower has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes that are due and payable, except for such taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been created in accordance with generally accepted accounting principles..
          5.12 Consents and Approvals. No approval, authorization or consent of any trustee or holder of any indebtedness or obligation of Borrower or of any other Person under any such material agreement, contract, lease or license or similar document or instrument to which Borrower is a party or by which Borrower is bound, is required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.
          5.13 Trademarks, Patents, Copyrights, Franchises and Licenses. Borrower possesses and owns all necessary trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which are material to the conduct of its business as now operated.
          5.14 Material Contracts. There are no material defaults under any material contract or agreement by Borrower. Upon request, Borrower will deliver to Lender true and correct copies of all such contracts or agreements (or, with respect to oral contracts or agreements, written descriptions of the material terms thereof).
          5.15 Full Disclosure. No representation, warranty or other statement made by Borrower in any Loan Document, certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.
     6. Affirmative Covenants
          Borrower covenants and agrees that, until the full and complete payment of the Obligations and the termination of the Commitments, Borrower shall do all of the following:
          6.1 Good Standing. Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business.
          6.2 Government Compliance. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could materially adversely affect the financial condition, operations or business of Borrower.
          6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (a) as soon as available, but in any event within forty-five (45) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Borrower’s operations during such period, certified by a Responsible Officer; (b) commencing with the 2003 fiscal year, as soon as available, but in any event within two hundred ten (210) days after the end of Borrower’s fiscal year, audited financial statements of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lender; (c) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders; (d) promptly upon receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower; and (e) such other financial information as Lender may reasonably request from time to time.
          6.4 Certificates of Compliance. Each time financial statements are furnished pursuant to Section 6.3 above, there shall be delivered to Lender a certificate signed by a Responsible Officer (each an “Officer’s Certificate”) with respect to such financial reports to the effect that: (i) no Event of Default or Default has occurred and is continuing hereunder since the date of this Agreement or, if later, since the date of the prior Officer’s Certificate or, if such an event or condition has occurred and is continuing, the nature and extent thereof and the action Borrower proposes to take with respect thereto, and (ii) Borrower is in compliance in all material respects with the provisions of Sections 6 and 7.
          6.5 Notice of Event of Loss. As soon as possible, and in any event within ten (10) days thereafter, Borrower shall notify Lender in writing in reasonable detail of any Event of Loss.
          6.6 Notice of Defaults. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default provide Lender with an Officer’s Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.
          6.7 Taxes. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any properties belonging to it, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is adequately reserved against by Borrower.
          6.8 Use; Maintenance.
               (a) Borrower, at its expense, shall make all necessary site preparations and cause the Collateral to be operated in accordance with any applicable manufacturer’s manuals or instructions. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Lender (except as necessary to protect Lender’s security interest in the Collateral).
               (b) Borrower, at its expense, shall maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral, regardless of the cause. If maintenance is mandated by manufacturer, Borrower shall obtain and keep in effect, at all times during the Term maintenance service contracts with suppliers approved by Lender, such approval not to be unreasonably withheld. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral, All such maintenance, repair and replacement services shall be immediately paid for and discharged by Borrower with the result that no Lien will attach to the Collateral.
          6.9 Insurance.
               (a) Borrower, at its own expense, shall obtain and maintain in amounts and coverages satisfactory to Lender (a) insurance against loss or damage to the Collateral, (b) commercial general liability insurance, including contractual liability, products liability and completed operations coverage according to standard industry practices, and (c) such other insurance against such other risks of loss and with such terms as shall be reasonably satisfactory to or reasonably required by Lender as to carriers, amounts and otherwise. The amount of insurance covering loss or damage to the Collateral shall be the greater than or equal to the Stipulated Loan Value (as defined in Section 1.1) of all Collateral outstanding under the Loan Documents.
               (b) The amount of commercial general public liability insurance (other than products liability coverage and completed operations insurance) shall be at least $2,000,000 per occurrence. The amount of such products liability and completed operations insurance) shall be at least $2,000,000 per occurrence. The deductible with respect to insurance against loss or damage to the Collateral and product liability insurance shall not exceed $25,000; otherwise there shall be no deductible with respect to any insurance required to be maintained hereunder without the prior written approval of Lender. Each such insurance policy shall: (i) name Lender loss payee or additional insured, as appropriate, (ii) provide for insurer’s waiver of its right of subrogation against Lender and Borrower, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower and waive set-off, counterclaim or offset against Lender, (iv) provide that Borrower’s insurance shall be primary without a right of contribution of Lender’s insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (v) require the insurer to give Lender at least thirty (30) days prior written notice of cancellation. Borrower shall, on or prior to the first disbursement of funds hereunder and prior to each policy renewal, furnish to Lender certificates of insurance. Borrower shall give Lender prompt notice of any damage to, or loss of, any Collateral.
          6.10 Loss; Damage; Destruction and Seizure.
               (a) Borrower shall bear the risk of the Collateral being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever at any time until the expiration or termination of the Term.
               (b) If during the Term any item of Collateral becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever for a period equal to at least the remainder of the Term (an “Event of Loss”), then in each case Lender shall receive from the proceeds of insurance maintained pursuant to Section 6.9, from any award paid by the seizing governmental authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss, an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments with respect to such Loan due prior to the next such Payment Date, (ii) a prepayment in an amount equal to the Stipulated Loan Value with respect to such Loan multiplied by the Prepayment Amount of each affected item of Collateral and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan, including interest at the Default Rate with respect to any past due amounts. On the date of receipt by Lender of the amount specified above with respect to each such item of Collateral subject to an Event of Loss, this Agreement shall terminate as to such Collateral. Except as provided in Section 6.10(c), any proceeds of insurance maintained by Borrower pursuant to Section 6.9 and received by Borrower shall be paid to Lender promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section 6.10, Lender shall promptly remit to Borrower the amount in excess of the amount owed to Lender.
               (c) So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to Section 6.9 received by Lender or Borrower with respect to an item of Collateral, the repair of which is practicable, shall, at the election of Borrower, be applied either to the repair or replacement of such Collateral or, upon Lender’s receipt of evidence of the repair or replacement of the Collateral reasonably satisfactory to Lender, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Collateral pursuant to this Section 6.10(c) shall immediately become part of the Collateral upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lender to protect and preserve their first priority security interest and otherwise to avoid any impairment of Lender’s rights under the Loan Documents in connection with such repair or replacement.

          6.11 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.
          6.12 Equity Participation Right. Borrower hereby grants Lender, to be exercised at Lender’s sole discretion, an option to purchase up to $175,000 of preferred stock in Borrower’s next round of equity financing under the same terms and conditions as all other investors in such financing.
     7. Negative Covenants
          Borrower covenants and agrees that until the full and complete payment of the Obligations and termination of the Commitments, Borrower will not do any of the following:
          7.1 Chief Executive Office; Location of Collateral. During the continuance of this Agreement, change the state of incorporation, chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of Borrower’s business, the Collateral or the records concerning the Collateral from the premises listed on the cover page without thirty (30) days prior written notice to Lender.
          7.2 Extraordinary Transactions and Disposal of Assets. Enter into any transaction not in the ordinary and usual course of Borrower’s business, including the sale, lease, license or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of Borrower’s assets, other than (i) sales of inventory in the ordinary and usual course of Borrower’s business as presently conducted and (ii) sales or other dispositions in the ordinary course of business of assets, other than Collateral, that have become worn out or obsolete or that are promptly being replaced (iii) transfer of assets, other than Collateral, among Borrower and its Subsidiaries, and (iv) other dispositions of assets, other than Collateral, not exceeding One Hundred Thousand Dollars ($250,000) in the aggregate in any fiscal year.
Notwithstanding anything contained in this Section 7.2, the Borrower may do any of the following: (i) transfer non-exclusive licenses and similar arrangements for use of its intellectual property, in arm’s length transactions, in the ordinary course of its business for adequate consideration (ii) declare and make any dividend payment payable in its equity securities, (iii) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, (iv) repurchase stock from former employees of Borrower in accordance with the terms of repurchase, vesting or similar agreements between Borrower and such employees in its ordinary course of business, (v) repurchase equity securities with the proceeds from the issuance of equity securities, (vi) repurchase, redeem, retire, defease or otherwise acquire for value equity securities in connection with or pursuant to any employees benefit plan or stock option plan of the Borrower, and (vii) provided no Event of Default has occurred and is continuing or is not caused thereby, mergers, consolidations or acquisitions, which after giving effect thereto, Borrower is the surviving entity.
          7.3 Restructure. Change Borrower’s name; make any material change in Borrower’s financial structure or business operations in any manner which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or cause, permit, or suffer any material change in Borrower’s ownership (other than through a public offering or the sale of preferred stock to equity investors); or suspend operation of Borrower’s business.
          7.4 Liens. Create, incur, assume or suffer to exist any Lien or any other encumbrance of any kind with respect to any of the Collateral, whether now owned or hereafter acquired, except for Permitted Liens.
     8. Events of Default
          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:
          8.1 Payment Default. If Borrower fails to pay within three (3) days of the date when due and payable or when declared due and payable in accordance with the Loan Documents, any portion of the Obligations.

          8.2 Certain Covenant Defaults. If Borrower fails to perform any obligation under Sections 6.9, 6.10 or 6.11, or violates any of the covenants contained in Section 7 of this Agreement.
          8.3 Other Covenant Defaults. If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within thirty (30) days after the occurrence of such default.
          8.4 Material Adverse Change. If there occurs a material adverse change in Borrower’s business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lender or a material impairment of the value or priority of Lender’s security interests in the Collateral.
          8.5 Attachment. If any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower.
          8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties (which has not been waived or cured within any applicable grace period), whether or not exercised, to accelerate the maturity of any Indebtedness of at least One Hundred Thousand Dollars ($100,000).
          8.7 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied or unstayed for a period of thirty (30) days.
          8.8 Redemption or Repurchase. Borrower shall, after the date of this Agreement, redeem or repurchase (a) any shares of any class or series of its preferred stock or (b) more than Fifty Thousand Dollars ($50,000) in the aggregate of common stock, in each case whether pursuant to a mandatory redemption or otherwise, other than redemption or repurchases as may be expressly permitted under this Agreement.
          8.9 Misrepresentations. If any representation or warranty made by Borrower herein or by Borrower (or any of its officers or directors) in connection with this Agreement shall prove to have been incorrect in any material respect when made.
          8.10 Breach of Warrant. If Borrower shall breach the terms of the Warrant in any material respect.
          8.11 Enforceability. If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.
          8.12 Involuntary Bankruptcy or Insolvency. If a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.
          8.13 Voluntary Bankruptcy or Insolvency. If Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.
     9. Lender’s Rights and Remedies
          9.1 Rights and Remedies. Upon the occurrence and during the continuance of any Default or Event of Default, Lender shall have no further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event Of Default, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Lender may, at their election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:
               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including the Stipulated Loan Value of the Loan Amount of each Loan, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.12 or 8.13 all Obligations shall become immediately due and payable without any action by Lender);
               (b) Without notice to or demand upon Borrower, make such payments and do such acts as Lender consider necessary or reasonable to protect their security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender’s determination appears to be prior or superior to their security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender’s rights or remedies provided herein, at law, in equity, or otherwise;
               (c) Without notice to Borrower, set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower;
               (d) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of their rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit;
               (e) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Lender determines are commercially reasonable;
               (f) Lender may credit bid and purchase at any public sale; and
               (g) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.3 Effect of Sale. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.
          9.4 Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest) on the occurrence and continuance of a Default or an Event of Default, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were Borrowers themselves, (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into such Lender’s possession or under such Lender’s control, (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Lender’s discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, or (e) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral.
          9.5 Lender’s Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower’s loan account as Lender deems necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.9 of this Agreement, and take any action with respect to such policies as Lender deem prudent. Any amounts paid or deposited by Lender shall constitute Lender’s Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.
          9.6 Remedies Cumulative. Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.
          9.7 Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:
               (a) First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Lender;
               (b) Second, to the payment to Lender of the amount then owing or unpaid on the Loans for Scheduled Payments, the Stipulated Loan Value of the Loan Amount, and all other Obligations with respect to all Loans, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to unpaid principal thereof, then to the Stipulated Loan Value of the Loan Amount with respect to the Loan, and then to the payment of other amounts then payable to Lender under any of the Loan Documents; and

               (c) Third, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.
          9.8 Reinstatement of Rights. If Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.
     10. Waivers; Indemnification
          10.1 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.
          10.2 Lender’s Liability for Collateral. So long as Lender complies with its obligations, if any, under Section 9207 of the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.
          10.3 Indemnification. Whether or not the transactions contemplated hereby shall be consummated:
               (a) General Indemnity. Borrower shall pay, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender’s Expenses and reasonable attorney’s fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. An Indemnified Person may not enter into any settlement or other compromise with respect to any Indemnified Liabilities without Borrower’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and if a claim is settled or compromised without such consent, Borrower shall not be obligated to provide indemnification under this section. If any Indemnified Person obtains recovery of any of the amounts that Borrower has paid to it pursuant to the indemnity set forth in this section, then such Indemnified Person shall promptly pay the Borrower the amount of such recovery.
               (b) Survival; Defense. The obligations in this Section 10.3 shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s sole discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.
     11. Notices
          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid facsimile to Borrower or to Lender, as the case may be, at their respective addresses set forth below:

If to Borrower:	Aruba Wireless Networks, Inc.
180 Great Oaks Blvd., Suite B
San Jose, California 95119
Attention: Chief Financial Officer
FAX: (408) 227-4550

If to Lender:	Lighthouse Capital Partners IV, L.P.
500 Drake’s Landing Road
Greenbrae, California 94904-3011
Attention: Contract Administrator
FAX: (415) 925-3387
     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.
12. General Provisions
          12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in such Lender’s rights and benefits hereunder.
          12.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
          12.3 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
          12.4 Entire Agreement; Construction; Amendments and Waivers.
               (a) This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.
               (b) This Agreement is the result of negotiations between and has been reviewed by each of Borrower and Lender executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender, Borrower and Lender agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower’s or Lender’s actual intentions.
               (c) Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 12.4 shall be binding upon Lender and on Borrower.

          12.5 Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.
          12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.
          12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.
          12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.
     13. No Original Issue Discount. Borrower and Lender hereby acknowledge and agree that the warrant (the “Warrant”) to purchase stock transferred to Lender under the Warrant to purchase stock is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code which includes the Loans. Borrower and Lender further agree as between Borrower and Lender, that the fair market value of the Warrant is equal to US$100.00 and that, pursuant to Treas. Reg. § 1.1273-2(h), US$100.00 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing agreement and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loans shall be considered to be zero.
     14. Relationship of Parties. Borrower and Lender acknowledge, understand and agree that the relationship between the Borrower, on the one hand, and Lender, on the other, is, and at all times shall remain solely that of a borrower and lender. Lender shall not under any circumstances be construed to be a partner or joint venturer of Borrower or any of its Affiliates; nor shall the Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lender do not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any Affiliate is entitled to rely thereon.
     15. Choice of Law and Venue; Jury Trial Waiver. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.
     16. Confidentiality. Lender agrees to hold in confidence any confidential information it receives from Borrower pursuant hereto, except for disclosure: (a) to legal counsel and accountants for Lender or any assignee; (b) to other professional advisors to Lender or any assignee; (c) to regulatory officials having jurisdiction over Lender or any assignee; (d) as required by law or legal process or in connection with any legal proceeding to which Lender (or any assignee) and Borrower are adverse parties; and (e) in connection with a disposition or proposed disposition in any or all of Lender’s rights and benefits hereunder. For purposes of this section, “confidential information” shall mean any information respecting Borrower or provided by Borrower other than: (i) information which is or becomes generally available to the public other than as a result of a disclosure by Lender or any assignee in violation of this section; (ii) information which becomes available to Lender or any assignee from any other source (other than Borrower) which is not known by Lender or such assignee to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligations of confidentiality of Borrower with respect to the information made available; and (iii) information known by Lender or any assignee on a non-confidential basis prior to its disclosure to Lender of the assignee by Borrower.
THIS SPACE IS INTENTIONALLY LEFT BLANK

     In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:		LENDER:

ARUBA WIRELESS NETWORKS, INC.		LIGHTHOUSE CAPITAL PARTNERS IV, L.P.

By: LIGHTHOUSE MANAGEMENT
By:	/s/ Pankaj Manglik	PARTNERS IV, L.L.C., its general partner

Name:	Pankaj Manglik

Title:	CEO	By:

Name:

Title:

Exhibit A — Collateral
Exhibit B — Warrant
Exhibit C — Landlord Consent
Exhibit D — Loan Agreement Supplement
Exhibit E — Ancillary Documents
Schedule 1 — Existing Liens
Schedule 2 — Subsidiaries

Exhibit A

DEBTOR/BORROWER:	Aruba Wireless Networks, Inc.

SECURED PARTY/LENDER:	Lighthouse Capital Partners IV, L.P.
COLLATERAL
     The Collateral shall consist of all right, title and interest of Debtor in and to all the following:
     All right, title, interest, claims and demands of Debtor in and to each and every item of equipment, fixtures or personal property that is financed pursuant to Loan and Security Agreement No. 352040201 by and between Debtor and Secured Party, including without limitation, the equipment, fixtures and personal property described in Annex A attached hereto whether now owned or hereafter acquired, wherever located, together with all substitutions, renewals or replacements of and additions, improvements, accessions and accumulations to any and all of such equipment, fixtures or personal property together with all the rents, issues, income, profits and avails therefrom and all of the products and proceeds thereof, including without limitation, insurance, proceeds of insurance, proceeds of proceeds, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof.

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Annex A
to
Exhibit A
The following represent further specific descriptions of the Financed Equipment:
Financed Equipment

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Exhibit B
Warrant

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